Exhibit 99.1

                    For Immediate Release İ Global Communications İ MetLife, Inc.

METLIFE ANNOUNCES SECOND QUARTER 2022 RESULTS
NEW YORK, Aug. 3, 2022 - MetLife, Inc. (NYSE: MET) today announced its second quarter 2022 results.
Second Quarter Results Summary
•Net income of $103 million, or $0.13 per share, compared to net income of $3.4 billion, or $3.83 per share, in the second quarter of 2021.
•Adjusted earnings of $1.6 billion, or $2.00 per share, compared to adjusted earnings of $2.1 billion, or $2.37 per share, in the second quarter of 2021.
•Book value of $41.73 per share, down 45 percent from $75.86 per share at June 30, 2021.
•Book value, excluding accumulated other comprehensive income (AOCI) other than foreign currency translation adjustments (FCTA), of $55.54 per share, down 1 percent from $56.38 per share at June 30, 2021.
•Return on equity (ROE) of 1.0 percent.
•Adjusted ROE, excluding AOCI other than FCTA, of 14.3 percent.
•Holding company cash and liquid assets of $4.5 billion at June 30, 2022, which is above the target cash buffer of $3.0 - $4.0 billion.

“MetLife reported strong financial results in the second quarter despite a challenging environment,” said MetLife President and CEO Michel Khalaf. “Underlying business performance remains robust, supported by solid capitalization and ample liquidity.”

Second Quarter 2022 Summary

($ in millions, except per share data)	Three months ended June 30,
	2022	2021	Change
Premiums, fees and other revenues	$13,853	$11,218	23%
Net investment income	3,583	5,280	(32)%
Net investment gains (losses)	(685)	1,605
Net derivative gains (losses)	(1,195)	421
Total revenues	$15,556	$18,524

Adjusted premiums, fees and other revenues	$13,794	$11,122	24%
Adjusted premiums, fees and other revenues, excluding pension risk transfers (PRT)	$11,230	$11,136	1%

Net income (loss)	$103	$3,366	(97)%
Net income (loss) per share	$0.13	$3.83	(97)%

Adjusted earnings	$1,626	$2,089	(22)%
Adjusted earnings per share	$2.00	$2.37	(16)%
Adjusted earnings, excluding total notable items	$1,549	$2,023	(23)%
Adjusted earnings, excluding total notable items per share	$1.90	$2.30	(17)%

Book value per share	$41.73	$75.86	(45)%
Book value per share, excluding AOCI other than FCTA	$55.54	$56.38	(1)%

Expense ratio	16.2%	19.0%
Direct expense ratio, excluding total notable items related to direct expenses and PRT	11.9%	11.4%
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT	19.4%	19.2%

ROE	1.0%	21.2%
Adjusted ROE, excluding AOCI other than FCTA	14.3%	17.5%
Adjusted ROE, excluding total notable items (excludes AOCI other than FCTA)	13.7%	17.0%

Information regarding the non-GAAP and other financial measures included in this news release and reconciliation of the non-GAAP financial measures to GAAP measures are in “Non-GAAP and Other Financial Disclosures” below and in the tables that accompany this news release.

Supplemental slides for the second quarter of 2022, titled “2Q22 Supplemental Slides,” are available on the MetLife Investor Relations website at https://investor.metlife.com and in the Form 8-K furnished by MetLife to the U.S. Securities and Exchange Commission in connection with this earnings release.

Total Company Discussion
MetLife reported second quarter 2022 premiums, fees and other revenues of $13.9 billion, up 23 percent from the second quarter of 2021. Adjusted premiums, fees and other revenues were $13.8 billion, up 24 percent on a reported basis and up 28 percent on a constant currency basis from the prior-year period.
Net investment income was $3.6 billion, down 32 percent from the second quarter of 2021, driven by unfavorable changes in the estimated fair value of certain securities which do not qualify as separate accounts under GAAP and lower variable investment income primarily due to lower private equity returns. Adjusted net investment income was $4.5 billion, down 12 percent from the prior-year period, largely driven by lower variable investment income primarily due to lower private equity returns.
Net derivative losses amounted to $1.2 billion, or $944 million after tax during the quarter, driven by an increase in long-term interest rates and foreign currency exchange rate changes.
Net income was $103 million, compared to net income of $3.4 billion in the second quarter of 2021, primarily driven by derivative and investment losses in the current-year period and a gain from the sale of the Property & Casualty business in the prior-year period. On a per share basis, net income was $0.13, compared to net income of $3.83 in the prior-year period.
MetLife reported adjusted earnings of $1.6 billion, down 22 percent on a reported basis and down 20 percent on a constant currency basis from the second quarter of 2021. On a per share basis, adjusted earnings were $2.00, down 16 percent from the prior-year period.

Adjusted Earnings by Segment Summary*

	Three months ended June 30, 2022
Segment	Change from prior-year period	Change from prior-year period (on a constant currency basis)
U.S.	(13)%
Asia	(26)%	(22)%
Latin America	175%	222%
Europe, the Middle East and Africa (EMEA)	(32)%	(16)%
MetLife Holdings	(32)%
* The percentages in this table are on a reported and constant currency basis, and do not exclude notable items.

Business Discussions
All comparisons of the results for the second quarter of 2022 in the business discussions that follow are with the second quarter of 2021, unless otherwise noted. The second quarter of 2022 notable items table follows the Business Discussions section of this release.

U.S.

($ in millions)	Three months ended June 30, 2022	Three months ended June 30, 2021	Change
Adjusted earnings	$788	$902	(13)%
Adjusted premiums, fees and other revenues	$8,943	$6,136	46%
Adjusted premiums, fees and other revenues, excluding PRT	$6,379	$6,150	4%
Notable item(s)	$0	$0

•Adjusted earnings were $788 million, down 13 percent, primarily driven by lower variable investment income. Favorable underwriting and volume growth were partial offsets.
•Adjusted return on allocated equity was 27.6 percent, and adjusted return on allocated tangible equity was 37.0 percent.
•Adjusted premiums, fees and other revenues were $8.9 billion, up 46 percent, primarily driven by higher pension risk transfer sales.

Group Benefits

($ in millions)	Three months ended June 30, 2022	Three months ended June 30, 2021	Change
Adjusted earnings	$400	$248	61%
Adjusted premiums, fees and other revenues	$5,756	$5,599	3%
Notable item(s)	$0	$0

•Adjusted earnings were $400 million, up 61 percent, primarily driven by favorable underwriting, including a decline in COVID-19 life insurance claims, and volume growth.
•Adjusted premiums, fees and other revenues were $5.8 billion, up 3 percent, primarily driven by solid growth across most products, including voluntary, partially offset by the impact of participating contracts, where premiums, fees and other revenues can fluctuate with claims experience.
•Sales were down 22 percent year-to-date due to lower jumbo case activity.

Retirement and Income Solutions

($ in millions)	Three months ended June 30, 2022	Three months ended June 30, 2021	Change
Adjusted earnings	$388	$654	(41)%
Adjusted premiums, fees and other revenues	$3,187	$537	NM*
Adjusted premiums, fees and other revenues, excluding PRT	$623	$551	13%
Notable item(s)	$0	$0
*Not meaningful. For more information, refer to “Non-GAAP and Other Financial Disclosures”.

•Adjusted earnings were $388 million, down 41 percent, largely driven by lower variable investment income.
•Adjusted premiums, fees and other revenues were $3.2 billion, compared to $537 million in the second quarter of 2021, primarily driven by higher pension risk transfer sales.
•Excluding pension risk transfers, adjusted premiums, fees and other revenues were $623 million, up 13 percent, primarily due to growth in UK longevity reinsurance.
•Sales were up 30 percent year-to-date, primarily driven by pension risk transfers and stable value products.

ASIA

($ in millions)	Three months ended June 30, 2022	Three months ended June 30, 2021	Change
Adjusted earnings	$386	$520	(26)%
Adjusted earnings (constant currency)	$386	$498	(22)%
Adjusted premiums, fees and other revenues	$1,917	$2,037	(6)%
Notable item(s)	$0	$0
Asia general account assets under management (at amortized cost)	$122,257	$129,411	(6)%

•Adjusted earnings were $386 million, down 26 percent on a reported basis, and down 22 percent on a constant currency basis, largely driven by lower variable investment income and unfavorable underwriting, partially offset by volume growth.
•Adjusted return on allocated equity was 10.7 percent, and adjusted return on allocated tangible equity was 16.1 percent.
•Adjusted premiums, fees and other revenues were $1.9 billion, down 6 percent, and up 7 percent on a constant currency basis.
•Asia general account assets under management (at amortized cost) were $122.3 billion, down 6 percent, and up 5 percent on a constant currency basis.
•Sales were $481 million, up 2 percent on a constant currency basis, primarily driven by sales in Japan.

LATIN AMERICA*

($ in millions)	Three months ended June 30, 2022	Three months ended June 30, 2021	Change
Adjusted earnings	$267	$97	175%
Adjusted earnings (constant currency)	$267	$83	222%
Adjusted premiums, fees and other revenues	$1,132	$934	21%
Notable item(s)	$0	$0
* For the three months ended June 30, 2022, Latin America results exclude the Argentina business, which was sold in the third quarter of 2021. This business is included in the prior-year period.

•Adjusted earnings were $267 million, compared to $97 million for the second quarter of 2021, primarily driven by a decline in COVID-19 related claims, higher investment margins largely due to inflation in Chile and higher Chilean encaje returns, and volume growth.
•Adjusted return on allocated equity was 39.1 percent, and adjusted return on allocated tangible equity was 61.1 percent.
•Adjusted premiums, fees and other revenues were $1.1 billion, up 21 percent, and up 26 percent on a constant currency basis, driven by strong sales and solid persistency across the region.
•Sales were $277 million, up 19 percent on a constant currency basis, driven by growth across the region.

EMEA*

($ in millions)	Three months ended June 30, 2022	Three months ended June 30, 2021	Change
Adjusted earnings	$64	$94	(32)%
Adjusted earnings (constant currency)	$64	$76	(16)%
Adjusted premiums, fees and other revenues	$586	$744	(21)%
Notable item(s)	$0	$0
* For the three months ended June 30, 2022, EMEA results exclude the Greece and Poland businesses, which were sold in the first and second quarters of 2022, respectively. These businesses are included in the prior-year period.

•Adjusted earnings were $64 million, down 32 percent on a reported basis, and down 16 percent on a constant currency basis, due to a favorable refinement in an unearned premium reserve in the prior-year period and equity market impacts in the current-year period. Favorable underwriting was a partial offset.
•Adjusted return on allocated equity was 11.4 percent, and adjusted return on allocated tangible equity was 16.9 percent.
•Adjusted premiums, fees and other revenues were $586 million, down 21 percent, and down 12 percent on a constant currency basis, primarily due to the exclusion of divested businesses.
•Sales were $222 million, up 9 percent on a constant currency basis.

METLIFE HOLDINGS

($ in millions)	Three months ended June 30, 2022	Three months ended June 30, 2021	Change
Adjusted earnings	$364	$536	(32)%
Adjusted premiums, fees and other revenues	$1,122	$1,181	(5)%
Notable item(s)	$77	$0

•Adjusted earnings were $364 million, down 32 percent, largely driven by lower variable investment income. The notable item in the current-year period is related to a reinsurance settlement.
•Adjusted return on allocated equity was 13.2 percent, and adjusted return on allocated tangible equity was 14.5 percent.
•Adjusted premiums, fees and other revenues were $1.1 billion, down 5 percent.

CORPORATE & OTHER

($ in millions)	Three months ended June 30, 2022	Three months ended June 30, 2021	Change
Adjusted earnings	$(243)	$(60)
Notable item(s)	$0	$66

•Adjusted loss of $243 million, compared to an adjusted loss of $60 million in the prior-year period. The notable item in the prior-year period is related to the release of a legal reserve.

INVESTMENTS

($ in millions)	Three months ended June 30, 2022	Three months ended June 30, 2021	Change
Adjusted net investment income	$4,504	$5,117	(12)%

•Adjusted net investment income was $4.5 billion, down 12 percent. Variable investment income was $389 million, compared to $1.2 billion in the prior-year period, primarily driven by lower private equity returns.

SECOND QUARTER 2022 NOTABLE ITEMS

($ in millions)	Adjusted Earnings
	Three months ended June 30, 2022
Notable Items	U.S.		Asia	Latin America	EMEA	MetLife Holdings	Corporate & Other	Total
	Group Benefits	Retirement and Income Solutions
Actuarial assumption review and other insurance adjustments	$0	$0	$0	$0	$0	$77	$0	$77
Total notable items	$0	$0	$0	$0	$0	$77	$0	$77

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Contacts:     For Media:        Meredith Hyland (212) 578-9415
For Investors:         John Hall (212) 578-7888

About MetLife
MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the world’s leading financial services companies, providing insurance, annuities, employee benefits and asset management to help individual and institutional customers build a more confident future. Founded in 1868, MetLife has operations in more than 40 markets globally and holds leading positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.
Conference Call
MetLife will hold its second quarter 2022 earnings conference call and audio webcast on Thursday, August 4, 2022, from 9-10 a.m. (ET). The conference call will be available live via telephone and the internet. To listen via telephone, dial 877-692-8955 (U.S.) or 234-720-6979 (outside the U.S.). The participant access code is 2510803. To listen to the conference call via the internet, click the link to the webcast on the MetLife Investor Relations web page (https://investor.metlife.com). Those who want to listen to the call via telephone or the internet should dial in or go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the internet beginning at 11 a.m. (ET) on Thursday, August 4, 2022, until Thursday, August 11, 2022, at 11:59 p.m. (ET). To listen to a replay of the conference call via telephone, dial 866-207-1041 (U.S.) or 402-970-0847 (outside the U.S.). The access code for the replay is 2495088. To access the replay of the conference call over the internet, visit the above-mentioned website.
Non-GAAP and Other Financial Disclosures

Any references in this news release (except in this section and the tables that accompany this release) to:		should be read as, respectively:

(i)	net income (loss);	(i)	net income (loss) available to MetLife, Inc.’s common shareholders;
(ii)	net income (loss) per share;	(ii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(iii)	adjusted earnings;	(iii)	adjusted earnings available to common shareholders;
(iv)	adjusted earnings per share;	(iv)	adjusted earnings available to common shareholders per diluted common share;
(v)	book value per share;	(v)	book value per common share;
(vi)	book value per share, excluding AOCI other than FCTA;	(vi)	book value per common share, excluding AOCI other than FCTA;
(vii)	book value per share-tangible common stockholders’ equity;	(vii)	book value per common share-tangible common stockholders’ equity;

(viii)	return on equity;	(viii)	return on MetLife, Inc.’s common stockholders’ equity;
(ix)	adjusted return on equity, excluding AOCI other than FCTA; and	(ix)	adjusted return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA; and
(x)	adjusted tangible return on equity.	(x)	adjusted return on MetLife, Inc.’s tangible common stockholders’ equity.

In this news release, MetLife presents certain measures of its performance on a consolidated and segment basis that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). MetLife believes that these non-GAAP financial measures enhance the understanding for MetLife and its investors of MetLife's performance by highlighting the results of operations and the underlying profitability drivers of the business. Segment-specific financial measures are calculated using only the portion of consolidated results attributable to that specific segment.
The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:		Comparable GAAP financial measures:

(i)	total adjusted revenues;	(i)	total revenues;
(ii)	total adjusted expenses;	(ii)	total expenses;
(iii)	adjusted premiums, fees and other revenues;	(iii)	premiums, fees and other revenues;
(iv)	adjusted premiums, fees and other revenues, excluding PRT;	(iv)	premiums, fees and other revenues;
(v)	adjusted net investment income;	(v)	net investment income;
(vi)	adjusted capitalization of deferred policy acquisition costs (DAC);	(vi)	capitalization of DAC;
(vii)	adjusted earnings available to common shareholders;	(vii)	net income (loss) available to MetLife, Inc.’s common shareholders;
(viii)	adjusted earnings available to common shareholders, excluding total notable items;	(viii)	net income (loss) available to MetLife, Inc.’s common shareholders;
(ix)	adjusted earnings available to common shareholders per diluted common share;	(ix)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(x)	adjusted earnings available to common shareholders, excluding total notable items, per diluted common share;	(x)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(xi)	adjusted return on equity;	(xi)	return on equity;
(xii)	adjusted return on equity, excluding AOCI other than FCTA;	(xii)	return on equity;
(xiii)	adjusted return on equity, excluding total notable items (excludes AOCI other than FCTA);	(xiii)	return on equity;
(xiv)	adjusted tangible return on equity;	(xiv)	return on equity;
(xv)	investment portfolio gains (losses);	(xv)	net investment gains (losses);
(xvi)	derivative gains (losses);	(xvi)	net derivative gains (losses);
(xvii)	total MetLife, Inc.’s tangible common stockholders’ equity;	(xvii)	total MetLife, Inc.’s stockholders’ equity;

(xviii)	total MetLife, Inc.’s tangible common stockholders’ equity, excluding total notable items;	(xviii)	total MetLife, Inc.’s stockholders’ equity;
(xix)	total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA;	(xix)	total MetLife, Inc.’s stockholders’ equity;
(xx)	total MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA);	(xx)	total MetLife, Inc.’s stockholders’ equity;
(xxi)	book value per common share, excluding AOCI other than FCTA;	(xxi)	book value per common share;
(xxii)	book value per common share - tangible common stockholders' equity;	(xxii)	book value per common share;
(xxiii)	free cash flow of all holding companies;	(xxiii)	MetLife, Inc. (parent company only) net cash provided by (used in) operating activities;
(xxiv)	adjusted other expenses;	(xxiv)	other expenses;
(xxv)	adjusted other expenses, net of adjusted capitalization of DAC;	(xxv)	other expenses, net of capitalization of DAC;
(xxvi)	adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses;	(xxvi)	other expenses, net of capitalization of DAC;
(xxvii)	adjusted expense ratio;	(xxvii)	expense ratio;
(xxviii)	adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT;	(xxviii)	expense ratio;
(xxix)	direct expenses;	(xxix)	other expenses;
(xxx)	direct expenses, excluding total notable items related to direct expenses;	(xxx)	other expenses;
(xxxi)	direct expense ratio; and	(xxxi)	expense ratio; and
(xxxii)	direct expense ratio, excluding total notable items related to direct expenses and PRT.	(xxxii)	expense ratio.

Any of these financial measures shown on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the most recent period and applied to the comparable prior period.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings news release and in this period’s quarterly financial supplement, which is available at www.metlife.com.

MetLife’s definitions of non-GAAP and other financial measures discussed in this news release may differ from those used by other companies:
Adjusted earnings and related measures
•adjusted earnings;
•adjusted earnings available to common shareholders;
•adjusted earnings available to common shareholders on a constant currency basis;
•adjusted earnings available to common shareholders, excluding total notable items;
•adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis;

•adjusted earnings available to common shareholders per diluted common share;
•adjusted earnings available to common shareholders on a constant currency basis per diluted common share;
•adjusted earnings available to common shareholders, excluding total notable items per diluted common share; and
•adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis per diluted common share.

These measures are used by management to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, adjusted earnings and components of, or other financial measures based on, adjusted earnings are also MetLife’s GAAP measures of segment performance. Adjusted earnings and other financial measures based on adjusted earnings are also the measures by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans. Adjusted earnings and other financial measures based on adjusted earnings allow analysis of MetLife's performance relative to its business plan and facilitate comparisons to industry results.
Adjusted earnings is defined as adjusted revenues less adjusted expenses, net of income tax. Adjusted loss is defined as negative adjusted earnings. Adjusted earnings available to common shareholders is defined as adjusted earnings less preferred stock dividends.
Adjusted revenues and adjusted expenses
These financial measures, along with the related adjusted premiums, fees and other revenues, focus on our primary businesses principally by excluding the impact of market volatility, which could distort trends, and revenues and costs related to non-core products and certain entities required to be consolidated under GAAP. Also, these measures exclude results of discontinued operations under GAAP and other businesses that have been or will be sold or exited by MetLife but do not meet the discontinued operations criteria under GAAP and are referred to as divested businesses. Divested businesses also include the net impact of transactions with exited businesses that have been eliminated in consolidation under GAAP and costs relating to businesses that have been or will be sold or exited by MetLife that do not meet the criteria to be included in results of discontinued operations under GAAP.

Adjusted revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Adjusted expenses also excludes goodwill impairments.
The following additional adjustments are made to revenues, in the line items indicated, in calculating adjusted revenues:
•Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL (Unearned revenue adjustments) and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees);
•Net investment income: (i) includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment (Investment hedge adjustments), (ii) excludes post-tax adjusted earnings adjustments relating to insurance joint ventures accounted for under the equity method (Operating joint venture adjustments), (iii) excludes certain amounts related to contractholder-directed equity securities (Unit-linked contract income), (iv) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP (Securitization entities income); and (v) includes distributions of profits from certain other limited partnership interests that were previously accounted for under the cost method, but are now accounted for at estimated fair value, where the change in estimated fair value is recognized in NIGL under GAAP (Certain partnership distributions); and
•Other revenues is adjusted for settlements of foreign currency earnings hedges and excludes fees received in association with services provided under transition service agreements (TSA fees).
The following additional adjustments are made to expenses, in the line items indicated, in calculating adjusted expenses:
•Policyholder benefits and claims and policyholder dividends excludes: (i) amortization of basis adjustments associated with de-designated fair value hedges of future policy benefits (PBC hedge adjustments), (ii) changes in the policyholder dividend obligation related to NIGL and NDGL (PDO adjustments), (iii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments (Inflation and pass-through adjustments), (iv) benefits and hedging costs related to GMIBs (GMIB costs), and (v) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments);
•Interest credited to policyholder account balances includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment (PAB hedge adjustments) and excludes certain amounts related to net investment income earned on contractholder-directed equity securities (Unit-linked contract costs);
•Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments;
•Amortization of negative VOBA excludes amounts related to Market value adjustments;
•Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP (Securitization entities debt expense); and
•Other expenses excludes: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements costs (Regulatory implementation costs), and (iii) acquisition, integration and other costs. Other expenses includes TSA fees.
Adjusted earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance.
The tax impact of the adjustments mentioned above are calculated net of the U.S. or foreign statutory tax rate, which could differ from MetLife’s effective tax rate. Additionally, the provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.
In addition, adjusted earnings available to common shareholders excludes the impact of preferred stock redemption premium, which is reported as a reduction to net income (loss) available to MetLife, Inc.’s common shareholders.
Investment portfolio gains (losses) and derivative gains (losses)
These are measures of investment and hedging activity. Investment portfolio gains (losses) principally excludes amounts that are reported within net investment gains (losses) but do not relate to the performance of the investment portfolio, such as gains (losses) on sales and divestitures of businesses, as well as investment portfolio gains (losses) of divested businesses. Derivative gains (losses) principally excludes earned income on derivatives and amortization of premium on derivatives, where such derivatives are either hedges of investments or are used to replicate certain investments, and where such derivatives do not qualify for hedge accounting. This earned income and amortization of premium is reported within adjusted earnings and not within derivative gains (losses).
Return on equity, allocated equity, tangible equity and related measures
•Total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA: total MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI, net of income tax.
•Total MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA): total MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses), defined benefit plans adjustment components of AOCI and total notable items, net of income tax.
•Return on MetLife, Inc.’s common stockholders’ equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.
•Adjusted return on MetLife, Inc.'s common stockholders' equity: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity.
•Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity, excluding AOCI other than FCTA.
•Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA): adjusted earnings available to common shareholders, excluding total notable items, divided by MetLife, Inc.'s average common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA).
•Allocated equity: portion of MetLife, Inc.’s common stockholders’ equity that management allocates to each of its segments and sub-segments based on local capital requirements and economic capital. Economic capital is an internally developed risk capital model, the purpose of which is to measure the risk in the business and to provide a basis upon which capital is deployed. MetLife management periodically reviews this model to ensure that it remains consistent with emerging industry practice standards and the local capital requirements; allocated equity may be adjusted if warranted by such review. Allocated equity excludes the impact of AOCI other than FCTA.
•Adjusted return on allocated equity: adjusted earnings available to common shareholders divided by allocated equity. The above measures represent a level of equity consistent with the view that, in the ordinary course of business, MetLife does not plan to sell most investments for the sole purpose of realizing gains or losses.
•Total MetLife, Inc.’s tangible common stockholders’ equity or tangible equity: total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, reduced by the impact of goodwill, value of distribution agreements acquired (VODA) and value of customer relationships acquired (VOCRA), all net of income tax.
•Total MetLife, Inc.’s tangible common stockholders’ equity, adjusted for total notable items: total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, reduced by the impact of goodwill, VODA, VOCRA and total notable items, all net of income tax.
•Adjusted return on MetLife, Inc.'s tangible common stockholders' equity: adjusted earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by MetLife, Inc.'s average tangible common stockholders' equity.
•Allocated tangible equity: allocated equity reduced by the impact of goodwill, VODA and VOCRA, all net of income tax.
•Adjusted return on allocated tangible equity: adjusted earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity.
The above measures are, when considered in conjunction with regulatory capital ratios, a measure of capital adequacy.
Expense ratio, direct expense ratio, adjusted expense ratio and related measures
•Expense ratio: other expenses, net of capitalization of DAC, divided by premiums, fees and other revenues.
•Direct expense ratio: adjusted direct expenses, divided by adjusted premiums, fees and other revenues.
•Direct expense ratio, excluding total notable items related to direct expenses and PRT: adjusted direct expenses, excluding total notable items related to direct expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.
•Adjusted expense ratio: adjusted other expenses, net of adjusted capitalization of DAC, divided by adjusted premiums, fees and other revenues.
•Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT: adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.
Asia General account (GA) assets under management (GA AUM) and related measures

Asia GA AUM is used by MetLife to describe assets in its Asia GA investment portfolio which are actively managed and stated at estimated fair value. Asia GA AUM is comprised of Asia GA total investments and cash and cash equivalents, excluding policy loans, contractholder-directed equity securities, fair value option securities and certain other invested assets, as substantially all of these assets are not actively managed in MetLife’s Asia GA investment portfolio. Mortgage loans (including commercial, agricultural and residential) and real estate and real estate joint ventures included in Asia GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. At the segment level, intersegment balances (intercompany activity, primarily related to investments in subsidiaries, that eliminate at the MetLife consolidated level) are excluded from Asia GA AUM.
Asia GA AUM (at amortized cost) excludes the following adjustments: (i) unrealized gain (loss) on investments carried at estimated fair value and (ii) adjustments from carrying value to estimated fair value on mortgage loans (including commercial, agricultural and residential) and real estate and real estate joint ventures. Asia GA AUM (at amortized cost) is presented net of related allowance for credit loss.
Statistical sales information:
•U.S.:
◦Group Benefits: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees from recurring premium policy sales of all products.
◦Retirement and Income Solutions: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees only from recurring premium policy sales of specialized benefit resources and corporate-owned life insurance.
•Latin America, Asia and EMEA: calculated using 10% of single-premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single-premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident & health and group).

Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.
The following additional information is relevant to an understanding of MetLife’s performance results and outlook:
•Volume growth, as discussed in the context of business growth, is the period over period percentage change in adjusted earnings available to common shareholders attributable to adjusted premiums, fees and other revenues and assets under management levels, applying a model in which certain margins and factors are held constant. The most significant of such items are underwriting margins, investment margins, changes in equity market performance, expense margins and the impact of changes in foreign currency exchange rates.
•MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in non-mandatory capital actions. MetLife defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies (including capital contributions to subsidiaries), and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to capital actions, such as common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with GAAP. The free cash flow ratio is typically expressed as a percentage of annual adjusted earnings available to common shareholders.
•Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its business plan. Notable items also include certain items regardless of the extent anticipated in the business plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results. Notable items represent a positive (negative) impact to adjusted earnings available to common shareholders.
•We refer to observable forward yield curves as of a particular date in connection with making our estimates for future results. The observable forward yield curves at a given time are based on implied future interest rates along a range of interest rate durations. This includes the 10-year U.S. Treasury rate which we use as a benchmark rate to describe longer-term interest rates used in our estimates for future results.
•Not Meaningful (NM) indicates a percentage change in a financial metric over a specified period of time and reflects changes in factors that are subject to volatility, and should not, accordingly be viewed as representative of a reasonable trend currently or in the future. For example,

($ in millions)	Three months ended June 30, 2022	Three months ended June 30, 2021	Change
Adjusted premiums, fees and other revenues (Retirement and Income Solutions)	$3,187	$537	493%

Forward-Looking Statements
This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events and do not relate strictly to historical or current facts. They use words and terms such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. They include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, future sales efforts, future expenses, the outcome of contingencies such as legal proceedings, and future trends in operations and financial results.

Many factors determine the results of MetLife, Inc., its subsidiaries and affiliates, and they involve unpredictable risks and uncertainties. Our forward-looking statements depend on our assumptions, our expectations, and our understanding of the economic environment, but they may be inaccurate and may change. MetLife, Inc. does not guarantee any future performance. Our results could differ materially from those MetLife, Inc. expresses or implies in forward-looking statements. The risks, uncertainties and other factors, including those relating to the COVID-19 pandemic, identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission, and others, may cause such differences. These factors include:

(1)economic condition difficulties, including risks relating to public health, interest rates, credit spreads, equity, real estate, obligors and counterparties, currency exchange rates, derivatives, and terrorism and security;
(2)global capital and credit market adversity;
(3)credit facility inaccessibility;
(4)financial strength or credit ratings downgrades;
(5)unavailability, unaffordability, or inadequate reinsurance;
(6)statutory life insurance reserve financing costs or limited market capacity;
(7)legal, regulatory, and supervisory and enforcement policy changes;
(8)changes in tax rates, tax laws or interpretations;
(9)litigation and regulatory investigations;
(10)London Interbank Offered Rate discontinuation and transition to alternative reference rates;
(11)unsuccessful efforts to meet all environmental, social, and governance standards or to enhance our sustainability;
(12)MetLife, Inc.’s inability to pay dividends and repurchase common stock;
(13)MetLife, Inc.’s subsidiaries’ inability to pay it dividends;
(14)investment defaults, downgrades, or volatility;

(15)investment sales or lending difficulties;
(16)collateral or derivative-related payments;
(17)investment valuations, allowances, or impairments changes;
(18)claims or other results that differ from our estimates, assumptions, or models;
(19)global political, legal, or operational risks;
(20)business competition;
(21)technological changes;
(22)catastrophes;
(23)climate changes or responses to it;
(24)deficiencies in our closed block;
(25)goodwill or other asset impairment, or deferred income tax asset allowance;
(26)acceleration of amortization of DAC, deferred sales inducements, VOBA, VODA or VOCRA;
(27)product guarantee volatility, costs, and counterparty risks;
(28)risk management failures;
(29)insufficient protection from operational risks;
(30)failure to protect confidentiality and integrity of data or other cybersecurity or disaster recovery failures;
(31)accounting standards changes;
(32)excessive risk-taking;
(33)marketing and distribution difficulties;
(34)pension and other postretirement benefit assumption changes;
(35)inability to protect our intellectual property or avoid infringement claims;
(36)acquisition, integration, growth, disposition, or reorganization difficulties;
(37)Brighthouse Financial, Inc. separation risks;
(38)MetLife, Inc.’s Board of Directors influence over the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; and
(39)legal- and corporate governance-related effects on business combinations.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in subsequent reports to the U.S. Securities and Exchange Commission.

MetLife, Inc.
GAAP Interim Condensed Consolidated Statements of Operations
(Unaudited)
(In millions)

	For the Three Months Ended
	June 30,
	2022	2021
Revenues
Premiums	$11,721	$9,132
Universal life and investment-type product policy fees	1,516	1,422
Net investment income	3,583	5,280
Other revenues	616	664
Net investment gains (losses)	(685)	1,605
Net derivative gains (losses)	(1,195)	421
Total revenues	15,556	18,524

Expenses
Policyholder benefits and claims	11,790	9,405
Interest credited to policyholder account balances	492	1,515
Policyholder dividends	193	236
Capitalization of DAC	(622)	(642)
Amortization of DAC and VOBA	616	537
Amortization of negative VOBA	(10)	(10)
Interest expense on debt	226	228
Other expenses	2,873	2,768
Total expenses	15,558	14,037

Income (loss) before provision for income tax	(2)	4,487
Provision for income tax expense (benefit)	(140)	1,075
Net income (loss)	138	3,412
Less: Net income (loss) attributable to noncontrolling interests	6	5
Net income (loss) attributable to MetLife, Inc.	132	3,407
Less: Preferred stock dividends	29	35
Preferred stock redemption premium	—	6
Net income (loss) available to MetLife, Inc.'s common shareholders	$103	$3,366

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share data)

	For the Three Months Ended
	June 30,
	2022		2021
Reconciliation to Adjusted Earnings Available to Common Shareholders		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)
Net income (loss) available to MetLife, Inc.'s common shareholders	$103	$0.13	$3,366	$3.83

Adjustments from net income (loss) available to common shareholders to adjusted earnings available to common shareholders:
Less: Net investment gains (losses)	(685)	(0.84)	1,605	1.82
Net derivative gains (losses)	(1,195)	(1.47)	421	0.48
Premiums	—	—	—	—
Universal life and investment-type product policy fees	11	0.01	36	0.04
Net investment income	(921)	(1.13)	163	0.19
Other revenues	48	0.06	60	0.07
Policyholder benefits and claims and policyholder dividends	1	—	(76)	(0.09)
Interest credited to policyholder account balances	695	0.85	(365)	(0.40)
Capitalization of DAC	—	—	—	—
Amortization of DAC and VOBA	(20)	(0.02)	3	—
Amortization of negative VOBA	—	—	—	—
Interest expense on debt	—	—	—	—
Other expenses	(67)	(0.08)	(68)	(0.08)
Goodwill impairment	—	—	—	—
Provision for income tax (expense) benefit	616	0.76	(491)	(0.55)
Add: Net income (loss) attributable to noncontrolling interests	6	0.01	5	0.01
Preferred stock redemption premium	—	—	6	0.01
Adjusted earnings available to common shareholders	1,626	2.00	2,089	2.37
Less: Total notable items (2)	77	0.09	66	0.08
Adjusted earnings available to common shareholders, excluding total notable items (2)	$1,549	$1.90	$2,023	$2.30

Adjusted earnings available to common shareholders on a constant currency basis	$1,626	$2.00	$2,035	$2.31
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$1,549	$1.90	$1,969	$2.24

Weighted average common shares outstanding - diluted		814.5		879.7

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions)

	For the Three Months Ended
	June 30,
	2022	2021
Premiums, Fees and Other Revenues
Premiums, fees and other revenues	$13,853	$11,218
Less: Unearned revenue adjustments	(11)	12
GMIB fees	22	24
Settlement of foreign currency earnings hedges	—	—
TSA fees	48	60
Divested businesses	—	—
Adjusted premiums, fees and other revenues	$13,794	$11,122

Adjusted premiums, fees and other revenues, on a constant currency basis	$13,794	$10,757
Less: PRT (3)	2,564	(14)
Adjusted premiums, fees and other revenues, excluding PRT, on a constant currency basis	$11,230	$10,771

Net Investment Income
Net investment income	$3,583	$5,280
Less: Investment hedge adjustments	(232)	(212)
Operating joint venture adjustments	1	—
Unit-linked contract income	(688)	378
Securitization entities income	—	—
Certain partnership distributions	(2)	(3)
Divested businesses	—	—
Adjusted net investment income	$4,504	$5,117

Revenues and Expenses
Total revenues	$15,556	$18,524
Less: Net investment gains (losses)	(685)	1,605
Less: Net derivative gains (losses)	(1,195)	421
Less: Adjustments related to net investment gains (losses) and net derivative gains (losses)	(11)	12
Less: Other adjustments to revenues:
GMIB fees	22	24
Investment hedge adjustments	(232)	(212)
Operating joint venture adjustments	1	—
Unit-linked contract income	(688)	378
Securitization entities income	—	—
Certain partnership distributions	(2)	(3)
Settlement of foreign currency earnings hedges	—	—
TSA fees	48	60
Divested businesses	—	—
Total adjusted revenues	$18,298	$16,239

Total expenses	$15,558	$14,037
Less: Adjustments related to net investment gains (losses) and net derivative gains (losses)	4	9
Less: Goodwill impairment	—	—
Less: Other adjustments to expenses:
PBC hedge adjustments	6	8
Inflation and pass-through adjustments	152	(18)
GMIB costs and amortization of DAC and VOBA related to GMIB fees and GMIB costs	(109)	58
Market value adjustments and amortization of DAC, VOBA and negative VOBA related to market value adjustments	(34)	16
PAB hedge adjustments	—	(1)
Unit-linked contract costs	(695)	366
Securitization entities debt expense	—	—
Noncontrolling interest	(4)	(6)
Regulatory implementation costs	2	6
Acquisition, integration and other costs	13	4
TSA fees	48	60
Divested businesses	8	4
Total adjusted expenses	$16,167	$13,531

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share and ratio data)

	For the Three Months Ended
	June 30,
	2022	2021
Expense Detail and Ratios

Reconciliation of Capitalization of DAC to Adjusted Capitalization of DAC
Capitalization of DAC	$(622)	$(642)
Less: Divested businesses	—	—
Adjusted capitalization of DAC	$(622)	$(642)

Reconciliation of Other Expenses to Adjusted Other Expenses
Other expenses	$2,873	$2,768
Less: Noncontrolling interests	(4)	(6)
Less: Regulatory implementation costs	2	6
Less: Acquisition, integration and other costs	13	4
Less: TSA fees	48	60
Less: Divested businesses	8	4
Adjusted other expenses	$2,806	$2,700

Other Detail and Ratios
Other expenses	$2,873	$2,768
Capitalization of DAC	(622)	(642)
Other expenses, net of capitalization of DAC	$2,251	$2,126

Premiums, fees and other revenues	$13,853	$11,218

Expense ratio	16.2%	19.0%

Direct expenses	$1,341	$1,188
Less: Total notable items related to direct expenses (2)	—	(84)
Direct expenses, excluding total notable items related to direct expenses (2)	$1,341	$1,272

Adjusted other expenses	$2,806	$2,700
Adjusted capitalization of DAC	(622)	(642)
Adjusted other expenses, net of adjusted capitalization of DAC	2,184	2,058
Less: Total notable items related to adjusted other expenses (2)	—	(84)
Adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses (2)	$2,184	$2,142

Adjusted premiums, fees and other revenues	$13,794	$11,122
Less: PRT	2,564	(14)
Adjusted premiums, fees and other revenues, excluding PRT	$11,230	$11,136

Direct expense ratio	9.7%	10.7%
Direct expense ratio, excluding total notable items related to direct expenses and PRT (2)	11.9%	11.4%
Adjusted expense ratio	15.8%	18.5%
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT (2)	19.4%	19.2%

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share data)

	June 30,
Equity Details	2022	2021
Total MetLife, Inc.'s stockholders' equity	$37,101	$69,138
Less: Preferred stock	3,818	3,818
MetLife, Inc.'s common stockholders' equity	33,283	65,320
Less: Net unrealized investment gains (losses), net of income tax	(9,457)	18,608
Defined benefit plans adjustment, net of income tax	(1,555)	(1,836)
Total MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA	44,295	48,548
Less: Goodwill, net of income tax	8,828	9,398
VODA and VOCRA, net of income tax	679	779
Total MetLife, Inc.'s tangible common stockholders' equity	$34,788	$38,371

	June 30,
	2022	2021
Total MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA	$44,295	$48,548
Less: Accumulated year-to-date total notable items (2)	77	66
Total MetLife, Inc.'s common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)	44,218	48,482
Less: Goodwill, net of income tax	8,828	9,398
VODA and VOCRA, net of income tax	679	779
Total MetLife, Inc.'s tangible common stockholders' equity, excluding total notable items (2)	$34,711	$38,305

	June 30,
Book Value (4)	2022	2021
Book value per common share	$41.73	$75.86
Less: Net unrealized investment gains (losses), net of income tax	(11.86)	21.61
Defined benefit plans adjustment, net of income tax	(1.95)	(2.13)
Book value per common share, excluding AOCI other than FCTA	55.54	56.38
Less: Goodwill, net of income tax	11.07	10.92
VODA and VOCRA, net of income tax	0.85	0.90
Book value per common share - tangible common stockholders' equity	$43.62	$44.56

Common shares outstanding, end of period (5)	797.6	861.1

	For the Three Months Ended
	June 30,
Average Common Stockholders' Equity	2022	2021
Average common stockholders' equity	$41,715	$63,436
Average common stockholders' equity, excluding AOCI other than FCTA	$45,419	$47,618
Average common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)	$45,380	$47,585
Average tangible common stockholders' equity	$35,734	$37,341
Average tangible common stockholders' equity, excluding total notable items (2)	$35,696	$37,308

See footnotes on last page.

MetLife, Inc.
(Unaudited)

	For the Three Months Ended
	June 30, (6)
	2022	2021
Return on Equity
Return on MetLife, Inc.'s:
Common stockholders' equity	1.0%	21.2%

Adjusted return on MetLife, Inc.'s:
Common stockholders' equity	15.6%	13.2%
Common stockholders' equity, excluding AOCI other than FCTA	14.3%	17.5%
Common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)	13.7%	17.0%
Tangible common stockholders' equity (7)	18.4%	22.6%
Tangible common stockholders' equity, excluding total notable items (2), (7)	17.6%	21.9%

Adjusted Return on Allocated Equity:
U.S.	27.6%	38.7%
Asia	10.7%	14.2%
Latin America	39.1%	14.1%
EMEA	11.4%	13.2%
MetLife Holdings	13.2%	20.6%

Adjusted Return on Allocated Tangible Equity:
U.S.	37.0%	45.1%
Asia	16.1%	21.3%
Latin America	61.1%	22.1%
EMEA	16.9%	22.6%
MetLife Holdings	14.5%	22.5%

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders
(Unaudited)
(In millions)

	For the Three Months Ended
	June 30,
	2022	2021

U.S. (3):

Adjusted earnings available to common shareholders	$788	$902
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$788	$902

Adjusted premiums, fees and other revenues	$8,943	$6,136
Less: PRT	2,564	(14)
Adjusted premiums, fees and other revenues, excluding PRT	$6,379	$6,150

Group Benefits (3):

Adjusted earnings available to common shareholders	$400	$248
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$400	$248

Adjusted premiums, fees and other revenues	$5,756	$5,599

Retirement & Income Solutions (3):

Adjusted earnings available to common shareholders	$388	$654
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$388	$654

Adjusted premiums, fees and other revenues	$3,187	$537
Less: PRT	2,564	(14)
Adjusted premiums, fees and other revenues, excluding PRT	$623	$551

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders (Continued)
(Unaudited)
(In millions)

	For the Three Months Ended
	June 30,
	2022	2021

Asia:

Adjusted earnings available to common shareholders	$386	$520
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$386	$520

Adjusted earnings available to common shareholders on a constant currency basis	$386	$498
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$386	$498

Adjusted premiums, fees and other revenues	$1,917	$2,037
Adjusted premiums, fees and other revenues, on a constant currency basis	$1,917	$1,786

Latin America:

Adjusted earnings available to common shareholders	$267	$97
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$267	$97

Adjusted earnings available to common shareholders on a constant currency basis	$267	$83
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$267	$83

Adjusted premiums, fees and other revenues	$1,132	$934
Adjusted premiums, fees and other revenues, on a constant currency basis	$1,132	$899

EMEA:

Adjusted earnings available to common shareholders	$64	$94
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$64	$94

Adjusted earnings available to common shareholders on a constant currency basis	$64	$76
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$64	$76

Adjusted premiums, fees and other revenues	$586	$744
Adjusted premiums, fees and other revenues, on a constant currency basis	$586	$665

MetLife Holdings (3):

Adjusted earnings available to common shareholders	$364	$536
Less: Total notable items (2)	77	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$287	$536

Adjusted premiums, fees and other revenues	$1,122	$1,181

Corporate & Other (3):

Adjusted earnings available to common shareholders	$(243)	$(60)
Less: Total notable items (2)	—	66
Adjusted earnings available to common shareholders, excluding total notable items (2)	$(243)	$(126)

Adjusted premiums, fees and other revenues	$94	$90

See footnotes on last page.

MetLife, Inc.
(Unaudited)

	For the Three Months Ended
	June 30,
	2022	2021
Variable investment income (post-tax, in millions) (8)
U.S.
Group Benefits	$7	$14
Retirement and Income Solutions	75	351
Total U.S.	82	365
Asia	101	218
Latin America	16	22
EMEA	—	—
MetLife Holdings	85	301
Corporate & Other	23	44
Total variable investment income	$307	$950

Expected Initial Transition Balance at January 1, 2021
Long Duration Targeted Improvements: ($ in billions, post tax - except per share data) (9)
MetLife, Inc.'s common stockholders' equity	$46.3 - $48.8
Total MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA	$42.9 - $43.9
AOCI excluding FCTA	$3.4 - $4.9

Book value per common share	$51.79 - $54.59
Book value per common share, excluding AOCI other than FCTA	$48.02 - $49.14
AOCI excluding FCTA	$3.77 - $5.45

MetLife, Inc.
(Unaudited)

Cash & Capital (10), (11)
(In billions)
June 30,
	2022	2021
Holding Companies Cash & Liquid Assets	$4.5	$6.5

Group Benefits Underwriting (12)
For the Three Months Ended
June 30,
	2022	2021
Group Life Mortality Ratio (13)	85.8%	94.3%

Footnotes

(1)	Adjusted earnings available to common shareholders, excluding total notable items, per diluted common share is calculated on a standalone basis and may not equal (i) adjusted earnings available to common shareholders per diluted common share, less (ii) total notable items per diluted common share.

(2)	Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its business plan. Notable items also include certain items regardless of the extent anticipated in the business plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results. Notable items can affect MetLife’s results either positively or negatively.

(3)	Results on a constant currency basis are not included as constant currency impact is not significant.

(4)	Book values exclude $3,818 million of equity related to preferred stock at both June 30, 2022 and 2021, respectively.

(5)	There were share repurchases of $1.1 billion for the three months ended June 30, 2022.

(6)	Annualized using quarter-to-date results.

(7)	Adjusted earnings available to common shareholders, used to calculate the adjusted return on tangible common stockholders' equity, excludes the impact of amortization of VODA and VOCRA, net of income tax, for the three months ended June 30, 2022 and 2021 of $19 million and $20 million, respectively.

(8)	Assumes a 21% U.S. statutory tax rate.

(9)	Calculated using results rounded in millions divided by reported common shares outstanding at the end of the period of 892.9 million.

(10)
The total U.S. statutory adjusted capital is expected to be approximately $19.1 billion at June 30, 2022, up 2% from March 31, 2022. This balance includes MetLife, Inc.'s principal U.S. insurance subsidiaries, excluding American Life Insurance Company.

(11)
As of March 31, 2022, the solvency margin ratio of MetLife's insurance subsidiary in Japan was 764%, which is calculated quarterly and does not reflect conditions and factors occurring after March 31, 2022.

(12)	Results are derived from insurance and non-administrative services-only contracts.

(13)
Excludes certain experience-rated contracts and includes accidental death and dismemberment. For the three months ended June 30, 2022 there was an estimated 1 percentage point impact to the ratio due to COVID-19 reported deaths with an estimated impact to adjusted earnings of approximately ($10) million, which includes an estimated 1.5 percentage point benefit to the ratio due to an incurred but not reported release related to COVID-19 life claims for the three months ended March 31, 2022, or an estimated impact to adjusted earnings of approximately $25 million.